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                                                                     Exhibit 3.2

                             CERTIFICATE OF ADOPTION
                                       OF
                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                      ADVANCED LIGHTING TECHNOLOGIES, INC.

         -------------------------------------------------------------

         Wayne R. Hellman and Louis S. Fisi, President and Secretary, respectively, of ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation, having its principal office in the City of Solon, Ohio, do hereby certify that on the 13th day of November, 1996, pursuant to the authority of Ohio Revised Code Section 1701.71, a majority of the holders of the issued and outstanding shares of said Corporation entitled to vote did, at a meeting of the shareholders, unanimously approve the following action and adopt the following resolution amending the existing Articles of Incorporation:

         RESOLVED, that the first sentence of Article Fourth of the Second Amended and Restated Articles of Incorporation of ADVANCED LIGHTING TECHNOLOGIES, INC. is hereby amended as follows:

         FOURTH: The Corporation shall be authorized to issue eighty million (80,000,000) shares of common stock, par value one thousandth of one cent ($.001), and one million (1,000,000) shares of preferred stock, par value one thousandth of one cent ($.001).

         IN WITNESS WHEREOF, Wayne R. Hellman and Louis S. Fisi, President and Secretary, respectively, acting for and on behalf of said Corporation, have hereunto subscribed their names this 10th day of February, 1997.


                               /s/ Wayne R. Hellman
                               ----------------------------------------------
                               Wayne R. Hellman, President



                               /s/ Louis S. Fisi
                               ----------------------------------------------
                               Louis S. Fisi, Secretary